                            AMENDED AND
                   RESTATED EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement (this "Agreement") made and entered into as of January 1, 1995 by and between The Middleby Corporation, a Delaware corporation ("Parent"), Middleby Marshall Inc., a Delaware corporation ("Subsidiary") (Parent and Subsidiary collectively being referred to as the "Employer"), and David P. Riley of Schaumburg, Illinois ("Riley"), restates in its entirety the Employment Agreement dated as of January 1, 1988, as amended by the Amendment No. 1 to Employment Agreement of David P. Riley dated as of January 1, 1991, Amendment No. 2 to Employment Agreement of David Riley dated June 17, 1993, Amendment No. 3 to Employment Agreement of David Riley dated December 23, 1994, each by and among the parties hereto (as so amended, the "Original Agreement").

                          R E C I T A L:

     The Employer desires to continue the employment of Riley as President of the Parent and President and Chief Executive Officer of the Subsidiary; Riley desires to continue to serve the Employer in such capacities, all of the terms and conditions hereinafter provided.

     NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants and agreements herein contained, the parties hereto hereby amend and restate the Original Agreement in its entirety as follows:

     1.  EMPLOYMENT OF RILEY.  Employer hereby employs Riley, and
Riley hereby accepts employment with Employer, upon and subject to the terms and conditions hereinafter set forth.

     2.  DUTIES OF RILEY.

     (a) Riley shall serve in the capacity of President of the Parent and President and Chief Executive Officer of the Subsidiary or in such other executive capacities as the Board of Directors of the Parent and Subsidiary may designate.

     (b) Throughout the term of this Agreement Riley shall devote substantially all of his time and effort as reasonably may be required for him to perform the duties and responsibilities to be performed by him under the terms of this Agreement.

     3.  COMPENSATION.

     (a) BASE SALARY. Commencing January 1, 1995, Employer shall pay Riley a base salary per annum of not less than $300,000, payable in accordance with the normal payroll practices of Employer. If Employer increases Riley's base salary, such increase or increases shall remain in effect for the remainder of the term of this Agreement.

     (b)  BONUS POOL.  Employer shall establish a bonus pool
for each fiscal year, to which shall be credited yearly an amount equal to 6% of the operating profits of Employer (calculated prior to tax, interest, corporate office and other allocation charges). Riley shall be entitled to a one-half distribution share of such yearly bonus pool, subject to the terms and conditions of the bonus pool program.

     (c) EXPENSE ALLOWANCE. Employer shall reimburse Riley for those reasonable, proper and necessary expenses incurred by him in connection with the business of Employer for which he submits itemized statements in reasonable detail.

     (d)  FRINGE BENEFITS.   Notwithstanding Riley's
participation in any benefit plans hereunder, Riley shall be entitled to the minimum specified benefits, all of which are directly related to Employer's business, listed in Exhibit A hereto, throughout the remaining term of his employment hereunder or as otherwise provided in Section 4(g) hereof.

    4. TERM AND TERMINATION.

    (a) The  term  of this Agreement shall  commence  on
January 1, 1995 and terminate on the Expiration Date (as hereinafter defined), (i) unless Riley shall sooner die, whereupon this Agreement shall immediately terminate, or (ii) unless Riley or Employer shall sooner terminate Riley's employment as provided for in this Agreement. The Expiration Date means December 31, 2000 or such earlier date as Employer may set forth in a written notice to Riley given at least two years prior to such earlier date.

     (b) If the Board of Directors of Employer in the exercise of good faith judgment determines that Riley has been grossly incompetent, grossly negligent or dishonest in the performance of his duties hereunder, or that Riley has been convicted of a felony, then Employer may terminate Riley's employment by giving Riley written notice of such termination.
If such termination results from a determination by the Board of Directors that Riley has been grossly incompetent, then during the period ending on the earlier to occur of (i) the Expiration Date, or (ii) six months after the effective date of such termination, Riley shall be entitled to his minimum base salary (exclusive of bonuses, fringe benefits and perquisites), offset by all compensation earned by Riley from any other source during such period. If such termination results from a determination by the Board of Directors that Riley has been grossly negligent or dishonest or has been convicted of a felony, then Riley shall not be entitled to any further payments or benefits under this Agreement following such termination of employment.

     (c) If  Employer  gives notice  under  Section  4(a)
setting forth an early Expiration Date, Riley's employment hereunder shall continue, and this Agreement shall remain in full force and effect, until the early Expiration Date, except that
(i) Riley shall be allowed reasonable time off to search for new employment, and (ii) if Riley voluntarily terminates employment with Employer prior to the early Expiration Date, then (A) during the remainder of the term ending on the early Expiration Date (the "Foreshortened Term") Riley shall be entitled to his minimum base salary (exclusive of bonuses, fringe benefits and perquisites), offset by all compensation earned by Riley from any other source during the remainder of the Foreshortened Term, and
(B) Employer will continue to provide health insurance for Riley and his family until the earliest to occur of (x) the early Expiration Date, (y) one year after Riley voluntarily terminates employment with Employer, or (z) the date on which Riley obtains similar insurance from any other source. If at any time during the Foreshortened Term Riley directly or indirectly performs any act described in Subsection 7(b)(i), (ii), (iii) or (iv), then from and after such time Riley will have no further right to any payments or benefits under this Subsection 4(c).

     (d) If Employer relocates its executive offices outside of the Chicago metropolitan area, and Riley refuses to move from the Chicago metropolitan area, Riley's employment shall terminate upon the effective date of a notice from Riley given not later than 30 days after relocation of Employer's executive offices. During the period ending on the earlier to occur of (i) the Expiration Date, or (ii) two years after the date of such relocation Riley shall be entitled to his minimum base salary
(exclusive of bonuses, fringe benefits and perquisites), offset by all compensation earned by Riley from any other source during such period, and Employer will continue to provide health insurance for Riley and his family until the earlier to occur of
(A) the end of such period, or (B) the date on which Riley obtains similar insurance from any other source.

     (e) If Riley voluntarily terminates his employment with Employer prior to the Expiration Date and such termination is not under the circumstances described in Subsection 4(c), 4(d) or 4(g) of this Agreement, then Riley shall not be entitled to any further payments or benefits under this Agreement following such termination of employment.

(f) In the event of Riley's Disability, Employer may terminate Riley's employment by giving written notice to Riley.

"RILEY'S DISABILITY" means Riley's failure to substantially discharge Riley's duties under this Agreement for 90 days during any twelve (12) month period as a result of illness, injury, substance abuse or any other physical or mental incapacity. An affirmative determination of Riley's Disability shall be made by a licensed physician (chosen by the Company and approved by Riley, which approval shall not be unreasonably withheld), which determination shall be binding upon the parties. In such event Riley shall be entitled to the following benefits during the period beginning with the date of such termination and ending upon the earlier to occur of (i) the second anniversary of such termination, or (ii) the Expiration Date: (A) 50% (100% during the first 90 days of such period) of his minimum base salary (exclusive of bonuses, fringe benefits and perquisites) offset by any benefits received by Riley during such period from disability insurance paid for by Employer, and (B) health insurance for Riley and his family until the end of such period or such earlier date as Riley obtains similar insurance from any other source.

     (g) In the event that the proportionate share of the total outstanding voting securities of Parent held by any person (other than Riley or William F. Whitman, Jr.), or held by any group of two or more persons who agree to act together for the purpose of acquiring, holding, voting or disposing of the voting securities of Parent and neither Riley nor William F. Whitman, Jr. is a member of such group, shall increase after the date hereof by twenty-five (25) percentage points or more, then at any time during the two (2)
year period immediately following  such
increase, Riley shall have the right, upon written notice to Employer, to terminate his employment and, in connection with such termination, shall be entitled to receive from Employer (a) any and all accrued but unpaid base salary through the date of termination, (b) any and all benefits under the bonus pool program referred to in Subsection 3(b) hereof accrued but unpaid to the date of termination, (c) the benefits described in Section 6 hereof, (d) for a period of one year beginning on the date of termination, all health and medical benefits which Employer was providing to Riley immediately prior to such termination, and (e) as severance pay, an amount equal to two (2) years of base salary as in effect immediately prior to such termination, such amount to be payable in equal monthly installments during the two (2) year period beginning on the date of termination. Upon such termination, the provisions of Section 7 hereof shall continue in full force and effect. This Subsection 4(g) shall apply upon the occurrence of the events described herein notwithstanding Subsection 4(e) hereof. Upon termination pursuant to this Subsection 4(g), Riley's right to receive all other compensation or benefits shall immediately terminate except as provided in this Subsection 4(g) or in Section 6.
Example: On January 1, 1995, Individual A, a person other than Riley, owns 2.42% of the total outstanding voting securities of Parent. Thereafter, Individual A commences a series of open market purchases, and on March 3, 1996 for the first time his holdings exceed 27.42% of the total outstanding voting securities of Parent.

Riley may terminate his employment with Employer at any time from March 3, 1996 through March 3, 1998, and upon such termination shall be entitled to the amounts set forth in this Subsection 4(g).

     5. CONDUCT OF RILEY. Riley understands and agrees that the business ethics of Employer and personal standards of its employees must, at all times, be above reproach, and Riley agrees to conduct himself in a manner to reflect credit upon Employer.

     6. RETIREMENT.

     (a) MONTHLY BENEFITS. Employer will after Riley's termination of employment with Employer for any reason or for no reason, pay to Riley or his designee retirement benefits (calculated as provided below) in equal monthly installments commencing on the first day of the month following the later to occur of (i) the date of such termination of employment, or (ii) Riley's 55th birthday (whether or not he is then living). Each monthly installment of retirement benefits shall be in an amount equal to one-twelfth (1/12) of the percentage of Riley's Total Compensation in effect during the last year of his employment with Employer indicated opposite the latest date set forth below preceding the date of termination of his employment:

     Date                   Percentage of Total Compensation
- ---------------             --------------------------------
January 1, 1995                          10%
January 1, 1996                          15%
January 1, 1997                          20%
January 1, 1998                          25%
January 1, 1999                          35%
January 1, 2000                          40%
January 1, 2001                          45%
January 1, 2002                          50%

Retirement benefits paid pursuant to this Subsection 6(a) shall be paid to Riley for his life, provided, however, that in the
event  of  his  death  prior  to  age  seventy-five  (75),   such
retirement benefits, reduced by 50%, shall be paid (or shall continue, as the case may be) to Riley's spouse until the first to occur of (i) the death of Riley's spouse, or (ii) the first day of the month in which Riley would have attained age seventy-five (75). In addition, on each anniversary of the date of the first payment of retirement benefits pursuant to this Subsection 6(a), Employer shall increase the amount of such retirement benefits payable on and after such anniversary date by a percentage equal to the percentage increase in the Consumer Price Index For All Urban Consumers for the twelve (12) month period then ended. In the case of termination of employment under Subsection 4(f), the Total Compensation amount used for the above-mentioned formula shall not be affected by the 50% reduction referred to in Subsection 4(f).

     For purposes hereof, "TOTAL COMPENSATION" for any year of employment with Employer shall mean the sum of (i) Riley's base salary from Employer or any Affiliate in effect during such year, plus (ii) the annualized amount of director's fees payable by Employer or any Affiliate to Riley during such year for services rendered by him. For purposes hereof, "AFFILIATE" shall mean (x) Asbury Associates, Inc. and (y) any other direct or indirect majority- or wholly-owned subsidiary of Employer.

     (b) HEALTH AND MEDICAL BENEFITS. In addition to the benefits referred to in Subsection 6(a) hereof, if Riley remains in the employ of Employer until the first to occur of (i) Riley's
55th birthday, or (ii) Riley's death, Employer, after termination of Riley's employment with Employer for any reason or for no reason, shall maintain in full force and effect for the continued benefit of Riley and his spouse all health and medical plans and programs which Employer maintains for its senior executives and their families, provided that such participation is permitted under the general provisions of such plans and programs, and provided further that the benefits under such plans and programs shall be secondary to any governmentally provided benefits. In the event that Riley's or his spouse's participation in any such plan or program is barred or otherwise not permitted, Employer shall provide health and medical benefits to Riley and his spouse substantially similar to those from which he or she was barred or in which he or she was otherwise not permitted to participate. Employer shall provide such benefits to Riley and his spouse for their respective lives. Employer may self-insure such benefits or may purchase individual policies or plans to provide such benefits. Such benefits shall be in lieu of and not in addition to benefits, if any, to which Riley would otherwise be entitled under Subsection 4(f) hereof. If, while eligible for benefits under this Subsection 6(b), Riley becomes employed by any person and becomes eligible for health and medical benefits under such employer's health plan, Employer shall be relieved, during the period of such employment, and to the extent of the benefits for which Riley and his spouse are eligible under such employer's plan, of the obligation to provide the health and medical benefits described in this Subsection 6(b).

     7. COVENANTS OF RILEY.

     (a) CONFIDENTIALITY. During and after the term of this Agreement or any extension thereof, Riley shall not make any use, for his own benefit or for the benefit of any person or entity other than Employer, of any customer information, price information, supplier information, trade secrets or any other information or data of or pertaining to Employer, its business or financial affairs made available to him in the course of his employment with Employer and not generally known in the industry. Upon termination of the term of this Agreement or any extension thereof, for any reason (including expiration of the term, resignation, disability, or discharge with or without cause), Riley shall promptly surrender to Employer any and all such information, trade secrets, data and all other files, records and other material of or pertaining to Employer, its business and financial affairs.

   (b) RESTRICTIONS FOLLOWING CESSATION OF  EMPLOYMENT.
If (1) Riley voluntarily terminates his employment prior to the Expiration Date and such termination is not under the circumstances described in Subsection 4(c) or 4(d) above, or (2) Employer terminates Riley's employment pursuant to Subsection 4(b), then, in either of such events, for a period of twenty-four
(24) months commencing on the date of such termination of employment, Riley will not, directly or indirectly, do any of the following:

        (i) engage in or in any manner be associated, whether as an officer, director, stockholder, partner, owner, employee or consultant, with the operation, management, conduct or ownership of any business which competes with any business conducted by Employer at the time Riley ceases to be employed by Employer, except that Riley shall not be prohibited from owning not in excess of 2% of the voting power of such competing business;
        (ii) solicit or accept orders for, or be employed by or associated in business with any person who solicits or accepts orders for, commercial food preparation equipment from

        (A)   any  person  who  was  a  customer  of
     Employer at the time Riley ceased to be employed by Employer, or
        (B)  any person with whom Employer  was
     negotiating a customer relationship at the time Riley ceased to be employed by Employer and who becomes a customer of Employer within three (3) months after the date Riley ceased to be employed by Employer;

        (iii) employ or otherwise associate in business with any person who is or was an employee or officer of Employer until one
   (1) year after the cessation of the employment of such person with or by Employer; or

        (iv) induce any person who is an employee, officer, agent or consultant of Employer to terminate said relationship.

     (c) ACKNOWLEDGMENT. Riley acknowledges that (i) he has carefully considered the nature and scope of the foregoing restrictions; (ii) such restrictions protect only the legitimate proprietary interests of Employer; and (iii) enforcement of such restrictions will not preclude Riley from finding employment suited to his training and experience.

     (d) INJUNCTIVE RELIEF. Riley agrees that his breach of any of the provisions of this Section 7 may cause Employer irreparable damage, and that in the event of such breach Employer is entitled to injunctive relief in addition to damages and any other relief that may be appropriate.

     (e) INDEPENDENT COVENANTS. The covenants of Riley contained in this Section 7 shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Riley against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of such covenants.

     8. AMENDMENT. This Agreement may be modified or amended only by a written instrument executed by Employer and Riley.

     9. LAW GOVERNING. This Agreement shall be governed by and construed under the laws of the State of Illinois, regardless of the residence of Riley or the location of any legal action brought to enforce this Agreement. Riley and Employer recognize and agree that this Agreement will be performed partly or wholly in the State of Illinois and therefore recognize and agree that any action arising out of any breach of this Agreement may be maintained in the courts of the State of Illinois.

    10. MISCELLANEOUS.

     (a) This Agreement shall be binding upon, and inure to
the benefit of and be enforceable by, Employer and its successors and assigns. This Agreement shall inure to the benefit of Riley's heirs, legatees, legal representatives and any beneficiary of his designated pursuant to the provisions hereof, but neither this Agreement nor any right or interest hereunder shall be assignable by Riley without Employer's prior written consent.

     (b) Payments by Employer to Riley pursuant to the provisions of this Agreement shall be in addition to, and not in lieu of, any bonuses that he may receive in accordance with the compensation policies and practices of Employer and any benefits to which he may be entitled under any employee benefit plan of Employer. However, this Agreement shall in no event guarantee the payment to Riley of any bonuses, benefits under employee benefit plans maintained by Employer, or any other amounts other than the payments specifically set forth herein.

     (c) Riley agrees that the terms and provisions of this Agreement are confidential and that he will not disclose any part thereof to any other person (other than his spouse and beneficiaries and his attorneys, accountants and advisors) without the written consent of Employer.

     (d) It is not the intention of either party to violate any public policy or statutory or common law, and if any covenant or condition of this Agreement is held to violate applicable law or is otherwise held to be unenforceable by a court of competent jurisdiction, the parties agree and it is their desire that such court shall substitute in its place a judicially enforceable covenant or condition as similar as possible to the original, and that as so modified the covenant or condition shall be binding upon the parties as if originally set forth herein.

     (e) No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

     (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original.

     (g) All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered when delivered personally or deposited in the United
States mail, certified mail, postage prepaid, addressed as follows:

     If to Employer:

     The Middleby Corporation
     1400 Toastmaster Drive
     Elgin, Illinois 60120
     Attention:  William F. Whitman, Jr.,
                 Chairman of the Board

     If to Riley:

     David P. Riley
     518 East Kenilworth Lane
     Schaumburg, Illinois 60193

or to such other address as either party may designate for itself by notice as above provided.

     8. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties hereto relating to the subject matter hereof, and constitutes the entire agreement of the parties hereto relating to the subject matter hereof. However, nothing in this Agreement is intended or shall be interpreted to reduce the rate or eliminate any portion of Riley's compensation or benefits in effect under the Original Agreement immediately prior to the date hereof.

     9. JOINT AND SEVERAL. The liability hereunder of the
Parent and the Subsidiary shall be joint and several.

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                      THE MIDDLEBY CORPORATION

                                                 and

                                       MIDDLEBY MARSHALL INC.



                                      By:  /s/ William F. Whitman, Jr.
                                           -----------------------------
                                           William F. Whitman, Jr.
                                           Chairman




                                           /s/ David P. Riley
                                           -----------------------------
                                           DAVID P. RILEY
                                  -16-

                                EXHIBIT A


     1. The use of a current model automobile comparable in quality and features historically provided to Riley, the costs of acquisition, maintenance, use and insurance of which shall be borne by Employer.

     2. The initiation fees, dues and expenses of Riley's membership in two country clubs and such luncheon clubs as he may determine are necessary or appropriate in connection with his employment hereunder.

     3. The costs of a term insurance policy on Riley's life, payable to such beneficiary or beneficiaries as Riley may designate, in an amount equal to two times Riley's base salary.